Exhibit 3.231

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn:

c/o:

5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240) * :

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a.; general partnership governed by NRS chapter 87).
2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Horseshoe GP, Inc.
Name of *constituent* entity

Signature	Title	Date
	Sr. Vice President/Treasurer	9/16/2005

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's' articles.**

Filing Fee $350.00

This form must be accompanied by appropriate fees. See attached fee schedule.

PLAN OF CONVERSION OF HORSESHOE GP, INC.

Plan of Conversion adopted for Horseshoe GP, Inc., a business corporation organized under the laws of the State of Nevada on September 1, 1995:

1. The name and address of the constituent entity is Horseshoe GP, Inc., One Harrah’s Court, Las Vegas, Nevada 89119, and it is governed by the laws of the State of Nevada.

2. The name and address of the proposed resulting entity will be Horseshoe GP, LLC, One Harrah’s Court, Las Vegas, Nevada 89119, and it will be governed by the laws of the State of Nevada.

3. Horseshoe GP, Inc. shall, pursuant to the provisions of the laws of the State of Nevada, be converted to a limited liability company, to wit, Horseshoe GP, LLC, which shall be the resulting entity and which shall continue to exist as said resulting entity under the name “Horseshoe GP, LLC” pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Horseshoe GP, Inc., which is sometimes referred to as the “constituent entity”, shall cease upon the effective date of the conversion pursuant to the provisions of the Nevada Revised Statutes.

4. The Articles of Organization of the resulting entity when the conversion becomes effective shall be the Articles of Organization of said resulting entity and said Articles of Organization shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Nevada Revised Statutes.

5. The Member of the resulting entity when the conversion becomes effective shall be the Member of the resulting entity.

6. At the effective time of the conversion and without any action on the part of the constituent entity or the resulting entity, each share of capital stock of the constituent entity, of which there are 10,000 common shares outstanding, shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefore.

7. The officers of the constituent entity are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Conversion or of the conversion herein provided.

The effective time of the Plan of Conversion, and the time when the conversion therein agreed upon shall become effective, shall be upon the filing of the Articles of Conversion with the Secretary of State of the State of Nevada.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles Of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Filed in the office of	Document Number 20050416609-83
Dean Heller Secretary of State State of Nevada	Filing Date and Time 09/19/2005 4:40 PM Entity Number E0629052005-3

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Limited-Liability Company**	Horseshoe GP, LLC
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Physical Street Address, City, Zip Code Additional Mailing Address, City, State, Zip Code
3. **Dissolution Date:** (OPTIONAL; see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. **Management:** (check one)	Company shall be managed by ☐ Manager(s) OR ☒ Members
5. **Names Addresses, of Manager(s) or Members:** (attach additional pages as necessary)	Horseshoe Gaming Holding, LLC Name One Harrah's Court, Las Vegas, NV 89119 Address, City, State, Zip Code Name Address, City, State, Zip Code Name Address, City, State, Zip Code
6. **Names, Addresses and Signatures of Organizers** (if more than one organizer attach additional page)	Charles L. Atwood Name Signature [signature] One Harrah's Court, Las Vegas, NV 89119 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named limited-liability company. [signature] Authorized Signature of R.A. or On Behalf of R.A. Company Date 9/19/05

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form ... Revised ...